Exhibit 99.1

BJ’S RESTAURANTS ANNOUNCES AGREEMENT WITH PW PARTNERS AND LUXOR CAPITAL PARTNERS ON BOARD COMPOSITION

Authorizes $50 Million Share Repurchase Plan and Expands Upon Other Value Enhancing Initiatives

HUNTINGTON BEACH, CA – April 22, 2014 – BJ’s Restaurants, Inc. (Nasdaq: BJRI) (“BJ’s” or the “Company”) announced today that it has reached an agreement with PW Partners Atlas Fund II LP, Luxor Capital Partners LP and certain other shareholders (collectively, the “PW Partners / Luxor Group”) under which the Company has agreed to nominate three new independent directors at the Company’s 2014 Annual Meeting of Shareholders (the “2014 Annual Meeting”), one of which has been appointed to the Board of Directors effective immediately. BJ’s also announced that it is implementing additional initiatives to enhance long-term value for the Company’s shareholders, including a $50 million share repurchase authorization and a further expansion of the Company’s current non-strategic cost optimization initiative.

“Our Board of Directors and management team remain committed to the continued execution of our national restaurant expansion plan as a key driver in building the BJ’s brand and creating sustainable long-term value for our shareholders,” said Jerry Deitchle, BJ’s Chairman of the Board. “The new independent directors and additional initiatives announced today reflect our ongoing commitment to pursuing opportunities to steadily build shareholder value as we grow our business in a high-quality and scalable manner.”

AGREEMENT WITH PW PARTNERS / LUXOR GROUP TO IMMEDIATELY APPOINT ONE AND NOMINATE TWO ADDITIONAL INDEPENDENT DIRECTORS

Under the agreement with the PW Partners / Luxor Group, Mark McEachen has been appointed to the Company’s Board of Directors and will serve on the Board’s Compensation Committee and Audit Committee. Additionally, Mark McEachen, Patrick Walsh and Noah Elbogen will be included on the Company’s slate of Board nominees for election at the 2014 Annual Meeting. Current Board members John (“Jack”) Grundhofer and William (“Bill”) Hyde will retire from the Board effective at the 2014 Annual Meeting. As a result, the Company’s Board of Directors has been increased by one seat to 11 members. The PW Partners / Luxor Group, which collectively owns approximately 16% of the Company’s outstanding shares, has agreed to vote its shares for the Company’s nominees at the upcoming 2014 Annual Meeting.

“The Board believes this agreement is in the best interest of the Company and all of our shareholders,” said Mr. Deitchle. “We look forward to welcoming Patrick, Mark and Noah to our Board and believe they will enhance our Board’s collective experience and expertise. On behalf of the Board, I’d like to thank Jack and Bill for their highly valuable service and significant contributions to BJ’s success over the years. Both have been outstanding directors and have served with distinction.”

The agreement with PW Partners / Luxor Group will be filed on a Form 8-K with the Securities and Exchange Commission. The Company expects to file proxy materials for its 2014 Annual Meeting in the near future.

$50 MILLION SHARE REPURCHASE PLAN

The Company’s Board of Directors has authorized the repurchase of up to $50 million of the Company’s common stock. Of that authorized amount, BJ’s expects to repurchase at least $25 million by the end of fiscal 2014. The Company currently anticipates funding share repurchases utilizing its cash flow from operations, cash balances on hand and existing credit facility.

“In light of our substantial current cash flow from operations and strong balance sheet, we believe that BJ’s is well-positioned to return capital to shareholders in the form of a repurchase program, while we continue delivering improvements in total productive capacity with a targeted annual increase in total restaurant operating weeks of at least 10% during the next several years, and also continue executing our recently announced sales-building and brand initiatives,” said Greg Trojan, BJ’s President and Chief Executive Officer.

Pursuant to the share repurchase authorization, purchases may be made from time to time in the open market, through block purchases or in privately negotiated transactions, in accordance with applicable securities laws. The timing and actual amount of shares to be purchased will be subject to management’s evaluation of market conditions, applicable legal requirements, the Company’s ongoing evaluation of its capital position and capital requirements and other factors.

EXPANSION OF NON-STRATEGIC COST OPTIMIZATION INITIATIVE

At the Company’s Analyst Day in February 2014, BJ’s announced a cost optimization initiative consisting of a series of actions designed to reduce costs that do not directly affect the quality and value of the dining experience of BJ’s guests. Today, the Company announced that it has retained a nationally recognized consultant to assist in the ongoing implementation of its cost-optimization initiative.

“The profitability of our restaurants is central to our value proposition,” said Mr. Trojan. “Earlier this year, we began executing our cost optimization initiative. While we are pleased with our results to date, more remains to be done. We believe the elimination of certain additional non-strategic spending will allow us to further accelerate earnings growth while preserving the unique dining experience we deliver to our guests and the high-quality support we provide to our restaurant operators.”

* * * * *

About BJ’s Restaurants, Inc.

BJ’s Restaurants, Inc. currently owns and operates 149 casual dining restaurants under the BJ’s Restaurant & Brewery®, BJ’s Restaurant & Brewhouse®, BJ’s Pizza & Grill® and BJ’s Grill® brand names. BJ’s Restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrees and desserts, including the Pizookie® dessert. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ’s experience. The Company operates several microbreweries in addition to using independent third party brewers to produce and distribute BJ’s critically acclaimed proprietary craft beers throughout the chain. The Company’s restaurants are located in California (64), Texas (30), Florida (15), Arizona (6),

Colorado (5), Nevada (5), Ohio (4), Washington (4), Oklahoma (3), Oregon (3), Kentucky (2), Virginia (2), Arkansas (1), Indiana (1), Kansas (1), Louisiana (1), Maryland (1) and New Mexico (1). Visit BJ’s Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute “forward-looking” statements for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding BJ’s national restaurant expansion plan, earnings growth and growth in long-term value for shareholders and targeted increases in total restaurant operating weeks. These “forward-looking” statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage an increasing number of new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) increase in minimum wage and other employment related costs, including the potential impact of the Patient Protection and Affordable Care Act on our operations, (v) the effect of credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (vi) food quality and health concerns, (vii) factors that impact California, where 64 of our current 149 restaurants are located, (viii) restaurant and brewery industry competition, (ix) impact of certain brewery business considerations, including without limitation, dependence upon suppliers, third party contractors and related hazards, (x) consumer spending trends in general for casual dining occasions, (xi) potential uninsured losses and liabilities due to limitations on insurance coverage, (xii) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our craft beers and energy, (xiii) trademark and service-mark risks, (xiv) government regulations and licensing costs, (xv) beer and liquor regulations, (xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) legal proceedings, (xix) other general economic and regulatory conditions and requirements, (xx) the success of our key sales-building and related operational initiatives, and (xxi) numerous other matters discussed in the Company’s filings with the Securities and Exchange Commission, including its recent reports on Forms 10-K, 10-Q and 8-K. The “forward-looking” statements contained in this press release are based on current assumptions and expectations and BJ’s Restaurants, Inc. undertakes no obligation to update or alter its “forward-looking” statements whether as a result of new information, future events or otherwise.

CONTACTS:

Investors

Greg Levin

BJ’s Restaurants, Inc.

(714) 500-2400

JCIR

Joseph Jaffoni / Richard Land

(212) 835-8500

bjri@jcir.com

Media

Sard Verbinnen & Co

John Christiansen / Michael Henson

(415) 618-8750 / (212) 687-8080

#    #    #

4